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                                                                  Exhibit (a)(5)

                          CAPSTEAD MORTGAGE CORPORATION
                           OFFER TO PURCHASE FOR CASH
                      UP TO 5,000,000 SHARES OF COMMON STOCK
                     AT A PURCHASE PRICE OF $12.75 PER SHARE


THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, MARCH 16, 2001, UNLESS THE OFFER IS EXTENDED.

                                                             February 16, 2001

To Our Clients:


         Enclosed for your consideration are the Offer to Purchase, dated February 16, 2001, and the related Letter of Transmittal, which, as amended and supplemented from time to time, together constitute the "Offer," in connection with the Offer by Capstead Mortgage Corporation, a Maryland corporation ("Capstead"), to purchase up to 5,000,000 shares of its common stock, par value $0.01 per share, at $12.75 per share (the "Purchase Price"), net to the seller in cash, without interest and subject to the conditions set forth in the Offer.

         All shares properly tendered at or prior to the "Expiration Date" (as defined in Section 1 of the Offer to Purchase) and not properly withdrawn will be purchased at the Purchase Price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer, including the Odd Lot and proration provisions. Capstead will return as promptly as practicable after the Expiration Date, all shares not purchased because of proration. Capstead reserves the right, in its sole discretion, to purchase more than 5,000,000 shares under the Offer, subject to applicable law.

         If, at the Expiration Date, more than 5,000,000 shares, or such greater number of shares as Capstead may elect to purchase, are properly tendered and not withdrawn, Capstead will, upon the terms and subject to the conditions of the Offer, accept shares for purchase first from "Odd Lot Holders" (as defined in Section 1 of the Offer to Purchase) who properly tender their shares and then on a pro rata basis from all other stockholders whose shares are not properly withdrawn.

         We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions.

         A TENDER OF YOUR SHARES CAN BE MADE ONLY BY US AS THE STOCKHOLDER OF RECORD THEREOF AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR SHARES HELD BY US FOR YOUR ACCOUNT.

         Accordingly, we request instructions as to whether you wish to tender any or all of the shares held by us for your account, upon the terms and subject to the conditions of the Offer.

         Please note the following:

         1. The Offer is not conditioned upon any minimum number of shares being tendered. The Offer is, however, subject to certain other conditions set forth in Section 7 of the Offer to Purchase.

         2. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on March 16, 2001., unless the Offer is extended.

         3. The Offer is for 5,000,000 shares, constituting in the aggregate approximately 20% of the shares outstanding as of February 15, 2001.

         4. Tendering stockholders who are registered stockholders or who tender their shares directly to Wells Fargo Shareowner
                  Services will not be obligated to pay any brokerage
                  commissions or fees, solicitation fees, or,
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                  except as set forth in the Offer to Purchase and the Letter of
                  Transmittal, stock transfer taxes on Capstead's purchase of shares under the Offer.

         5. If, as of the close of business on February 15, 2001, you owned beneficially or of record an aggregate of fewer than 100 shares, and you instruct us to tender on your behalf all such shares before the Expiration Date and check the box captioned "Odd Lots" on the attached Instruction Form, Capstead, upon the terms and subject to the conditions of the Offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered and not properly withdrawn.

         6. The board of directors of Capstead has approved the Offer. However, neither Capstead nor its board of directors makes any recommendation to stockholders as to whether to tender or refrain from tendering their shares or as to the price or prices at which stockholders may choose to tender their shares. Stockholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender and the price or prices at which such shares should be tendered. Capstead's directors and executive officers have agreed not to participate in the Offer. Fortress Investment Group L.L.C., which controlled 33% of Capstead as of December 11, 2000, has also agreed not to participate in the Offer.

         If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your shares, all such shares will be tendered unless otherwise indicated on the attached Instruction Form.

         YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, MARCH 16, 2001, UNLESS THE OFFER IS EXTENDED.

         As described in the Offer to Purchase, if more than 5,000,000 shares, or such greater number of shares as Capstead may elect to purchase, subject to applicable law, are properly tendered at or below the Purchase Price and not properly withdrawn before the Expiration Date, Capstead will accept shares for purchase at the Purchase Price in the following order of priority:

         1. all shares properly tendered and not properly withdrawn before the Expiration Date by any Odd Lot Holder who:

                  (a) tenders all shares owned beneficially or of record by such Odd Lot Holder (partial tenders will not qualify for this preference); and

                  (b) completes the section captioned "Odd Lots" on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery; and

         2. after purchase of all of the foregoing shares, all other shares properly tendered and not properly withdrawn before the Expiration Date on a pro rata basis, if necessary, with adjustments to avoid purchases of fractional shares, as provided in the Offer to Purchase.

         The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.


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             INSTRUCTION FORM WITH RESPECT TO THE OFFER TO PURCHASE
               FOR CASH UP TO 5,000,000 SHARES OF COMMON STOCK OF
                          CAPSTEAD MORTGAGE CORPORATION
                     AT A PURCHASE PRICE OF $12.75 PER SHARE

         The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated February 16, 2001 and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), in connection with the offer by Capstead Mortgage Corporation, a Maryland corporation ("Capstead"), to purchase up to 5,000,000 shares of its common stock at a cash purchase price of $12.75 per share.

         This will instruct you to tender to Capstead the number of shares indicated below held by you for the account or benefit of the undersigned (or, if no amount is indicated below, for all of the shares held by you for the account of the undersigned) upon the terms and subject to the conditions set forth in the Offer, including the Odd Lot and proration provisions described in the Offer to Purchase.

[ ] By checking this box, the undersigned represents that, as of the close of business on February 15, 2001, the undersigned owns beneficially or of record an aggregate of fewer than 100 shares and is instructing you to tender all such shares.

         THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE UNDERSIGNED. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

         Aggregate Number of Shares of Common Stock to be Tendered by you for the account of the undersigned:

                                *
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                                   SIGN HERE

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                                   -------------------------------------
                                       Please type or print name(s)



                                   Date:                          , 2001
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                                    Area Code and Telephone Number:

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                                   Taxpayer Identification or
                                   Social Security Number:

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_________________

* Unless otherwise indicated, it will be assumed that we should tender all of the shares held by us for your account.

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